                   UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, DC 20549

                                     Schedule 14A
                         Proxy Statement under Section 14(a)
                       of the Securities Exchange Act of 1934

Filed by the Registrant   [X]
Filed by a Party other than the Registrant   [ ]

Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Confidential for use of the Commission only (as permitted by Rule 14a-
    6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss ss 240.14a-11(c) of ss ss 240.14a-12

                      FAMILY STEAK HOUSES OF FLORIDA, INC.
                (Name of Registrant as Specified in its Charter)

                               not applicable
   (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]   No Fee Required
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
      (1)   Title of each class of securities to which transaction applies:
            _________________________________________________________________
      (2)   Aggregate number of securities to which transaction applies:
            _________________________________________________________________
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (set forth the amount in which the filing fee is calculated and state how it was determined).
            _________________________________________________________________
      (4)   Proposed maximum aggregate value of transaction:
            _________________________________________________________________
      (5)   Total fee paid:
            _________________________________________________________________

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      (1)   Amount Previously Paid:
            _________________________________________________________________
      (2)   Form, Schedule or Registration Statement No.:
            _________________________________________________________________
      (3)   Filing Party:
            _________________________________________________________________
      (4)   Date Filed:
            _________________________________________________________________

                      FAMILY STEAK HOUSES OF FLORIDA, INC.
                            2113 Florida Boulevard
                        Neptune Beach, Florida  32266

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     You are cordially invited to attend the 2004 Annual
Shareholders' Meeting of Family Steak Houses of Florida, Inc. to be held at the Sea Turtle Inn, One Ocean Boulevard, Atlantic
Beach, Florida 32233, on Thursday, June 17, 2004 at 10:00 a.m.
for the purpose of:

     1.     Electing Directors; and

     2. To consider and vote on a proposal to amend the Company's Articles of Incorporation to change the Company's name; and

     3. Transacting such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on April 23, 2004 as the record date for determining shareholders entitled to vote at the meeting. Only shareholders of record at the close of business on that date will be entitled to vote at the meeting.

     The vote of every shareholder is important. Whether or not you plan to attend the meeting, please complete the enclosed proxy and return it promptly so that your shares will be represented. Sending in your proxy will not prevent you from voting in person at the meeting.


                                    Glen F. Ceiley
                                    Chairman of the Board

Date: May 3, 2004

                     FAMILY STEAK HOUSES OF FLORIDA, INC.
                           2113 Florida Boulevard
                        Neptune Beach, Florida  32266

                            PROXY STATEMENT
                                 for
                  2004 ANNUAL MEETING OF SHAREHOLDERS

General Information

     The solicitation of the enclosed proxy is made by and on behalf of the Board of Directors of Family Steak Houses of Florida, Inc. (the "Company") to be used at the 2004 Annual Meeting of Shareholders, which will be held at the Sea Turtle Inn, One Ocean Boulevard, Atlantic Beach, Florida, at 10:00 a.m. on Thursday, June 17, 2004. The principal executive offices of the Company are located at 2113 Florida Boulevard, Neptune Beach, Florida 32266. The approximate mailing date of this Proxy Statement is May 5, 2003.

      The proxy may be revoked at any time before it is exercised by giving notice of revocation to the Secretary of the Company. The shares represented by proxies in the form solicited by the Board of Directors will be voted at the meeting. Where a choice is specified with respect to a matter to be voted upon, the shares represented by the proxy will be voted in accordance with such specification. If no choice is specified, such shares will be voted as hereinafter stated in this Proxy Statement.

Record Date and Voting Securities

     The Board of Directors has fixed the close of business on April 23, 2004 as the record date for determination of shareholders entitled to vote at the meeting. Holders of the Company's common stock, par value $0.01 per share (the "Common Stock") as of April 23, 2004 will be entitled to one vote for each share held, with no shares having cumulative voting rights. No other class of the Company's securities is entitled to vote at the meeting. As of April 23, 2004, the Company had outstanding 3,736,068 shares of Common Stock.

Voting Procedures

     Under Florida law and the Amended and Restated Bylaws of the Company (the "Bylaws"), a majority of shares of the Common Stock entitled to vote, represented by person or proxy, constitutes a quorum at a meeting of shareholders.

     If less than a majority of the outstanding shares are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting without further notice.

Security Ownership of Certain Beneficial Owners and of
Management

     The table set forth below presents certain information regarding beneficial ownership of the Company's Common Stock (the Company's only voting security), as of April 1, 2004, by (i) each shareholder known to the Company to own, or have the right to acquire within sixty (60) days, more than five percent (5%) of the Common Stock outstanding, (ii) each named executive officer and director of the Company, and (iii) all officers and directors of the Company as a group.


                               Amount of Common Stock         Percent of
Name of Beneficial Owner        Beneficially Owned(1)          Class(2)

Edward B. Alexander                   23,000                     .6%
Stephen Catanzaro                     19,113                     .5%
Glen F. Ceiley(3)                  2,251,735                   60.3%
Jay Conzen                            41,113                    1.1%
William L. Means                     16, 113                     .4%
All Executive Officers and
Directors as a group               2,351,074                   62.9%

(1) Included in such beneficial ownership are shares of Common Stock which may be acquired immediately or within 60 days upon the exercise of certain options; Edward B. Alexander, 23,000 shares; Jay Conzen, 25,000 shares; and all executive officers and directors as a group, 48,000 shares.

(2) The percentages represent the total of the shares listed in the adjacent column divided by the issued and outstanding shares of Common Stock as of April 1, 2004, plus any stock options or warrants exercisable by such person within 60days of April 1, 2004.

(3) Based on information set forth by Mr. Ceiley in response to a questionnaire from the Company on April 1, 2004, Bisco Industries, Inc. ("Bisco") owns 1,842,019 shares; Glen F. Ceiley, President and a director of Bisco, owns 58,607 shares, individually; Zachary Ceiley, Mr. Ceiley's son, owns 1,300 shares; and the Bisco Industries Profit Sharing and Savings Plan (the "Bisco Plan") owns 349,809 shares. Mr. Ceiley has the sole power to vote and dispose of the shares of Common Stock he owns individually and the power to vote and to dispose of the shares owned by his son, Bisco and the Bisco Plan. The address for Mr. Ceiley and Bisco is 1500 North Lakeview Avenue, Anaheim, CA 92807.

Board of Directors and Standing Committees

     The business of the Company is under the general management of a Board of Directors as provided by the Florida Business Corporation Act. In accordance with the Bylaws of the Company, which empower the Board of Directors to appoint such committees as it deems necessary and appropriate, the Board of Directors has appointed an Audit Committee and an Executive Compensation Committee.

     Audit Committee: The Audit Committee's basic functions are to assist the Board of Directors in discharging its fiduciary responsibilities to the shareholders and the investment community in the preservation of the integrity of the financial information published by the Company, to maintain free and open means of communication between the Company's directors, independent auditors and financial management, and to ensure the independence of the independent auditors. The Board of Directors has adopted a written charter for the Audit Committee which is attached as an Appendix to this Proxy Statement. Currently, the members of the Audit Committee are Directors Catanzaro, Conzen and Means. The Audit Committee held one meeting during the fiscal year ending December 31, 2003. All members of the Audit Committee attended this meeting.

     Audit Committee Financial Expert: The Company does not currently have an audit committee financial expert. The Company believes that the members of the Board of Directors have demonstrated that they are capable of analyzing and evaluating the Company's financial statements and understanding internal controls and procedures for financial reporting. In addition, the Company believes that retaining a director who would qualify as an audit committee financial expert would be costly and burdensome and is not warranted in the circumstances.

     Audit Committee Pre-Approval Policies and Procedures: The Audit Committee is required to pre-approve all auditing services and permissible non-audit services, including related fees and terms, to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described under the Securities Exchange Act of 1934, which are approved by the Audit Committee prior to the completion of the audit. In 2003, the Audit Committee pre-approved all services performed for the Company by the auditor.

     Financial Code of Ethical Conduct: The Company has adopted a financial code of ethics applicable to the Company's senior executive and financial officers. You may receive, without charge, a copy of the Financial Code of Ethical Conduct by contacting our Corporate Secretary at 2113 Florida Boulevard, Neptune Beach, Florida 32266.

     Executive Compensation Committee: The Executive Compensation Committee administers the Company's stock option plans and is responsible for granting stock options to officers and managerial employees of the Company. It is also responsible for establishing the salary and annual bonuses paid to executive officers of the Company. The current members of the Executive Compensation Committee are Directors Ceiley and Means. The Executive Compensation Committee held one meeting during fiscal year 2003. All members of the Committee attended this meeting.

     Board Meetings: The Board of Directors held four meetings during fiscal year 2003. Each member of the Board attended all four meetings. The Company does not have a policy with regard to directors' attendance at annual meetings of shareholders. None of the directors attended our 2003 Annual Meeting of Shareholders.

     Nominating Committee: The Board of Directors does not have a Nominating Committee. Given the size of the Company and its resources, the Board believes that this is appropriate. Each director participates in the consideration of director nominees. The Board believes that having such a committee would not enhance the nomination process. The Company does not have a formal policy regarding the consideration of any director candidates recommended by shareholders or specific minimum qualifications for director nominees.

     Communications to Board of Directors: The Board of Directors has established a process for shareholders to communicate with members of the Board of Directors. If you would like to contact the Board you can do so by forwarding your concern, question or complaint to the Company's Corporate Secretary at 2113 Florida Boulevard, Neptune Beach, Florida 32266.

Compensation Committee Interlocks and Insider Participation

     Mr. Ceiley serves as the Company's chief executive officer.
He does not receive any compensation for his service as chief executive officer.

Director Compensation

     None of the director nominees were employees of the Company during the fiscal year ended December 31, 2003. Mr. Conzen served as a full-time paid consultant to the Company in 2002 and through April 2003. In order to attract and retain highly qualified directors through an investment interest in the Company's future success, the Company enacted, in l985, a non-qualified Stock Option Plan for Non-Employee Directors (the "Directors' Plan"), which was used to compensate directors until January 2002. Due to the expiration of the Directors' Plan in 2002, the Company paid $10,000 cash to each director in 2003 as compensation for their services.

     In addition, directors who are not employees of the Company receive a fee of $500 for each Board of Directors' meeting attended. No fees are awarded to directors for attendance at meetings of the Audit or Executive Compensation Committees of the Board of Directors.

Certain Relationships and Related Transactions

     During part of 1999 and all of fiscal year 2000 and again from October 2001 to April 2003, Mr. Conzen was a member of the Company's Office of the President, which was the two-person body responsible for management of the Company. As a full-time consultant, Mr. Conzen received $12,500 plus expenses per month for these services. Mr. Conzen was paid a total of $58,667 plus expenses for consulting services during 2003. In addition, in November 1999 the Board of Directors granted Mr. Conzen an option to purchase 25,000 shares of the Company's Common Stock at an exercise price of $2.00 per share as an incentive to maximize the Company's profitability. The price of the Company's stock on the date of this grant was $1.13.

PROPOSAL 1:  ELECTION OF DIRECTORS

     The following provides certain information with respect to each of our directors all of whom are nominated for election at the 2004 Annual Meeting to serve as directors until the 2005 Annual Meeting and until their successors are elected and qualified. Mr. Catanzaro and Mr. Means were elected by the shareholders at the 1999 Annual Meeting. Mr. Ceiley and Mr. Conzen were appointed to the Board in February 1998 and elected by the shareholders at the 1998 Annual Meeting. Should any one or more of the nominees become unavailable to accept nomination for election as a director, the enclosed proxy will be voted for such other person or persons as the Board of Directors may recommend, unless the Board reduces the number of directors.

Name                    Business Experience and Age

Stephen Catanzaro       Chief Financial Officer of V&M Restoration,
                        Inc., a restoration company from September
                        2002 to February 2004. Chief Financial
                        Officer of Bisco, a distributor of fasteners and components, from September 1995 to March
                        2002.  Age 51.

Glen F. Ceiley          Mr. Ceiley serves as chief executive officer
                        of the Company.  He has also been the
                        President and Chief Executive Officer of
                        Bisco since 1973. Mr. Ceiley is also a
                        director of Data I/O Corporation, a publicly-held company engaged in the manufacturing of electronic equipment. Age 58.

Jay Conzen              President of Old Fashion Kitchen, Inc. since
                        April 2003.  Principal of Jay Conzen
                        Investments (investment advisor) from October
                        1992 to April 2003.  Consultant to the
                        Company from August 1999 until January 2001 and from October 2001 to April 2003. Age 57.

William L. Means        Vice President of Corporate Development of
                        Bisco since November 1997. Director of
                        Management Information Systems at Bisco from
                        1989 to 1997. Age 61.

Vote Required

     Under the Florida Business Corporation Act, directors are elected by a plurality of the votes cast. Therefore, abstentions and broker non-votes have no effect under Florida law.

The Board of Directors recommends a vote FOR the election of each of the nominees.

Executive Officers

The following person, other than Mr. Ceiley, was an executive officer of the Company as of December 31, 2003:

Edward B. Alexander     President of the Company since April 2003.
                        He was Executive Vice President from
                        September 1999 to April 2003, and was Chief
                        Financial Officer of the Company from 1990 to April 2003. In addition, Mr. Alexander served on the Company's Board of Directors from May 1996 to July 1999. Certified Public
                        Accountant since 1982.  Age 45.

Significant Employee

Stephen C. Travis       Director of Finance of the Company since May
                        2003. Controller of the Company from April
                        2002 to May 2003.  Director of Finance for
                        International Transport Logistics, Inc. from
                        March 2001 to March 2002.  Controller of
                        Florida Rock Industries, Inc. from June 1999 to March 2001 and Vice President of Finance and Administration prior to June 1999.
                        Certified Public Accountant since 1984.  Age 48.

     There are no family relationships between any of the nominees and executive officers of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires certain officers of the Company and its directors, and persons who beneficially own more than ten percent of any registered class of the Company's equity securities, to file reports of ownership in such securities and changes in ownership in such securities with the Securities and Exchange Commission and the Company.

     Based solely on a review of the reports and written representations provided to the Company by the above referenced persons, the Company believes that during 2003 all filing requirements applicable to its reporting officers, directors and greater than ten percent beneficial owners were timely satisfied.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee has reviewed the audited financial statements of the Company for the year ended December 31, 2003, and has met with management and Deloitte & Touche LLP, the Company's independent auditors, to discuss the audited financial statements.

     The Audit Committee received from Deloitte & Touche LLP written disclosures regarding their independence and the letter required by Independence Standards Board Standard No. 1, and has discussed with Deloitte & Touche LLP their independence. In connection with its review, the Audit Committee has also discussed with Deloitte & Touche LLP the matters required to be discussed by U.S. Auditing Standards Section 380 - Communications with Audit Committees.

     Based on its review and discussions with management and Deloitte & Touche LLP, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report to Shareholders for the year ended December 31, 2003.

                              Respectfully Submitted,

                              Jay Conzen, Chairman
                              Steve Catanzaro
                              William Means


Audit Fees

     The aggregate fees billed by Deloitte & Touche LLP ("Deloitte") for professional services rendered for the audit of the Company's annual financial statements for the fiscal years ended December 31, 2003 and January 1, 2003 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for those fiscal years were $71,500 and $57,500, respectively.

Audit-Related Fees

     The aggregate fees billed by Deloitte for professional services rendered for audit-related fees for the fiscal years ended December 31, 2003 and January 1, 2003 were $8,000 and $6,100, respectively. These fees were billed for the performance of an audit of the Company's Employee Benefit (401k) Plan.

Tax Fees

     The aggregate fees billed by Deloitte for professional services rendered for tax services for the fiscal years ended
December 31, 2003 and January 1, 2003 were $9,500 and $11,990, respectively.

All Other Fees

     The aggregate fees billed by Deloitte for services rendered to the Company, other than the services described above, for the fiscal years ended December 31, 2003 and January 1, 2003 were
$1,000 and $4,210, respectively.

     The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

     The Executive Compensation Committee (the "Committee"), currently consisting of Directors Ceiley and Means, uses the following objectives as guidelines for its executive compensation decisions: to provide a compensation package that will attract, motivate and retain qualified executives; to ensure a compensation mix that focuses executive behavior on the fulfillment of annual and long-term business objectives; and to create a sense of ownership in the Company that causes executive decisions to be aligned with the best interests of the Company's shareholders.

     The Company's compensation package in 2003 for its executive officers consisted of base salary only. The Committee determined salary levels for the Company's executive officers.

General Compensation Policies

     In general, base salary levels are set at the minimum levels believed by the Company's executive officers to be sufficient to attract and retain qualified executives when considered with the other components of the Company's compensation structure.

     The Committee adjusts salary levels for executive officers based on achievement of specific annual performance goals, including personal, departmental and overall Company goals depending upon each officer's specific job responsibilities. The

Committee also uses its subjective judgment, based upon such criteria as the executive's knowledge of and importance to the Company's business, willingness and ability to accomplish the tasks for which he or she was responsible, professional growth and potential, the Company's operating earnings and an evaluation of individual performance, in making salary decisions. Compensation paid to executive officers in prior years is also taken into account. No particular weighting is applied to these factors.

     The Committee may determine that the Company's financial performance and individual achievements merit the payment of annual bonuses. In recent years, no bonuses have been awarded to any officers of the Company.

     The Committee determines stock option grants to the executive officers. The Committee determines annual stock option grants to other employees based on recommendations of the President. Stock options are intended to encourage key employees to remain employed by the Company by providing them with a long term interest in the Company's overall performance as reflected by the market price of the Company's Common Stock. No stock option grants were made in 2003.

     The Committee will consider any federal income tax limitations on the deductibility of executive compensation in reaching compensation decisions and will seek shareholder approval where such approval will eliminate any limitations on deductibility.

CEO Compensation

     Mr. Ceiley serves as chief executive officer of the Company.
He is not employed by the Company and is not paid for his service as chief executive officer.

     From January through April 2003, the Company's day-to-day executive management was performed by an Office of the President, made up of executive officer Edward B. Alexander and director Jay Conzen. Mr. Conzen's compensation of $12,500 per month was established based on the following factors, with no particular weighting: the Committee's subjective valuation of Mr. Conzen's service to the Company, the fact that he would not receive any regular employee benefits, such as health and life insurance from the Company, the full-time effort required, the amount of time Mr. Conzen would be required to spend away from his home in California, the salaries paid to other members of the Office of the President, the monthly fee paid by the Company for Mr.

Conzen's service in 1999 and 2000 and consulting fees generally earned by Mr. Conzen.

     In April 2003, Mr. Conzen left the Company as a consultant, and the Office of the President was disbanded. At that time, Mr. Alexander was appointed president and chief operating officer of the Company. The salary and compensation of Mr. Alexander was established by the committee based on considerations discussed above in the section entitled "General Compensation Policies."

                  Respectfully Submitted,

                  Glen F. Ceiley
                  William Means

EXECUTIVE PAY

     The summary compensation table below sets forth a summary of the compensation earned by the Company's named executive officers during fiscal years 2001, 2002 and 2003.

                          SUMMARY COMPENSATION TABLE

                                  Annual Compensation            Long-Term Compensation
                                  -------------------             ----------------------
                                                        Securities
Name and Principal                                      Underlying        All Other
      Position              Year        Salary ($)       Options      Compensation($)(1)
--------------------------  ----     -------------     ------------- -------------------
Glen F. Ceiley (2)          2003             $-0-           -0-                    $-0-
Principal Executive         2002              -0-         5,051                     -0-
Officer                     2001              -0-         1,800                     -0-
Jay Conzen (3)              2003             $-0-           -0-                 $46,667
Office of the President     2002              -0-         5,051                 150,000
                            2001              -0-         1,800                  47,200
Edward B. Alexander (4)     2003        $125,559            -0-                  $1,554
President                   2002         116,203            -0-                   1,509
Chief Operating             2001         115,615            400                   1,428
Officer

Explanation of Columns:

(1) All Other Compensation: All other compensation that does not fall under any of the aforementioned categories. Amounts shown are contributions to the Company's 401(k) Plan on behalf of Mr. Alexander to match a portion of his deferred contributions in 2003, 2002 and 2001. All amounts shown for Mr. Conzen represent consulting fees paid.

(2) Mr. Ceiley serves as principal executive officer for purposes of signing the Company's filings with the SEC. He is not compensated for his service as principal executive officer.

(3) Mr. Conzen was an independent consultant to the Company, not an employee. He was paid consulting fees, rather than a salary.

(4) Mr. Alexander is an employee-at-will of the Company and does not have an employment contract.

Option Grants

     There were no options to purchase the Company's Common Stock granted to the named executive officers in 2003.

Option Exercises And Year-End Option Value

     The following table sets forth information concerning the number and value of unexercised options to purchase the Company's
Common Stock held by the named executives at fiscal year end.


                 Aggregated Option Exercises in Last Fiscal
                      Year, and Year-End Option Value

                                                  Number of Securities   Value of Unexercised
                                                 Underlying Unexercised  In-The-Money Option
                                                 Options at Fiscal Year   at Fiscal Year-End
                                                         End (#)                ($)(1)
                                                 ----------------------  --------------------
                      Shares
                    Acquired On
                    Exercise in      Value             Exercisable/           Exercisable/
                     2003 (#)      Realized ($)       Unexercisable          Unexercisable
                   ------------    ------------   --------------------    -------------------
Edward B. Alexander        0         $0                23,000/100                $0/0
Glen F. Ceiley             0         $0                       0/0                $0/0
Jay Conzen                 0         $0                  25,000/0                $0/0

(1) Market value of underlying securities at year end ($.80 at December 31, 2003, the last trading day of the Company's fiscal year), minus the various exercise prices.


COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

     The SEC requires a five-year comparison of stock price performance of the Company with both a broad equity market index and a published industry index or peer group. The Company's total return compared with the NASDAQ Market Index and the Media General Restaurant Index is shown on the following graph.

     This graph assumes that $100 was invested on January 1, 1998 and all dividends were reinvested in the Company's Common Stock and the other indices. Each of the indexes is weighted on a market capitalization basis at the time of each reported data point.

(Graph Omitted)

                                 12/30/1998  12/29/1999  1/3/2001  1/2/2002  1/1/2003  12/31/2003
FAMILY STEAK HOUSES OF FLORIDA    $100.00      106.61     79.96     106.61    52.24      85.29
MG GROUP INDEX                    $100.00      176.37    110.86      88.37    61.64      92.68
NASDAQ MARKET INDEX               $100.00       95.12     90.58      92.24    74.06     102.27

PROPOSAL 2:  APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION
TO EFFECT NAME CHANGE

     The Company seeks shareholder approval to amend its Articles of Incorporation to change its name from Family Steak Houses of Florida, Inc. to RIM of Florida, Inc. The primary reason for the proposed name change is to better clarify the Company's identity as a result of its agreement to terminate its franchise agreement.

     The Company's business has primarily been owning and operating Ryan's Family Steak House restaurants (for purposes of this Proposal 2, "Ryan's"). In December 2003, the Company entered into an agreement to terminate its Ryan's franchise agreement by June 2005 which requires the Company to convert its restaurants to a new name and logo beginning in the first quarter of 2004. The Company has begun converting its restaurants to one of two new family-buffet dining concepts known as either
"Whistle Junction" or "Florida Buffet." The Company's business plan includes operating restaurants under both the Whistle Junction and the Florida Buffet names. The format of these new dining concepts is no longer the traditional steak house, as our existing company name implies. Accordingly, the Company believes that a change in the Company's name is in line with the Company's transformation and will better reflect the Company's new business plan.

Vote Required

	This name change requires that the Company's Articles of Incorporation be amended. Approval of the proposal to amend the Articles of Incorporation to change the Company's name to RIM of Florida, Inc., will require the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock on April 23, 2004. Therefore, abstentions and broker non-votes will have the same effect as votes against the proposal.

     The Board of Directors unanimously recommends a vote FOR the proposal to amend the Company's Articles of Incorporation to change the Company's name to RIM of Florida, Inc.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Audit Committee has not yet recommended to the Board of Directors an accounting firm to be engaged as independent auditor for the Company for 2004 but will do so at a later date. The firm Deloitte & Touche LLP, served as the independent accountant for the Company for the fiscal year ending December 31, 2003. That firm has served as the auditor for the Company since 1991. Representatives of Deloitte & Touche are expected to be present at the annual meeting of shareholders where they will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

OTHER MATTERS

     The Board of Directors is not aware of any other matters to come before the meeting. If any other business should come before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote such proxy in accordance with their best judgment.

     Any other matter which may be considered at the Annual Meeting will be approved if the votes cast favoring the matter exceed the votes opposing the matter, unless a greater number of affirmative votes or voting by classes is required by Florida law or the Company's Articles of Incorporation. Therefore, abstentions and broker non-votes have no effect under Florida law.

SHAREHOLDER PROPOSALS

     Proposals of shareholders to be presented at the 2005 Annual Meeting of Shareholders must be received by the Company (addressed to the attention of the Secretary) not later than December 29, 2004 to be considered for inclusion in the Company's proxy materials relating to that meeting. To be submitted at the meeting, any such proposal must be a proper subject for shareholder action under the laws of the State of Florida, and must otherwise conform to applicable regulations of the Commission.

     Excluding shareholder proposals to be included in the Company's proxy materials, a shareholder is required to comply with the Company's Bylaws with respect to any proposal to be brought before an annual meeting. The Bylaws generally require that each written proposal be delivered or mailed to and received by the Secretary of the Company at its principal executive office not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the prior year's Annual Meeting, among other conditions. The notice must include certain additional information as specified in the Bylaws.

     The Company may solicit proxies in connection with next year's Annual Meeting which confer discretionary authority to vote on any shareholder proposals of which the Company does not receive notice by March 15, 2005. Proposals should be sent to the Company's headquarters to the attention of the Corporate Secretary.

SOLICITATION OF PROXIES

     This proxy is solicited by the Board of Directors of the Company. The cost of soliciting proxies will be borne by the Company. Following the original mailing of the proxy solicitation material, regular employees of the Company may solicit proxies by mail, telephone, facsimile and other electronic means. The Company may request brokerage houses and other nominees or fiduciaries to forward copies of its proxy material and Annual Report to beneficial owners of stock held in their names, and the Company will reimburse them for reasonable out-of-pocket expenses incurred with respect to such action.

DELIVERY TO SHAREHOLDERS SHARING ADDRESS

     Only one Proxy Statement and Annual Report has been delivered to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders. The Company will promptly deliver upon written or oral request a separate copy of this Proxy Statement or the Annual Report to a shareholder at a shared address to which a single copy was sent. Shareholders residing at a shared address who would like to request an additional copy of the Proxy Statement or Annual Report now or with respect to future mailings (or to request to receive only one copy of the Proxy Statement or

Annual Report if multiple copies are being received) may write or call the Company's Corporate Secretary at 2113 Florida Boulevard,
Neptune Beach, FL  32266, (904) 249-4197.

                              By Order of the Board of Directors


                              Glen F. Ceiley
                              Chairman of the Board




Date: May 3, 2004

Appendix A

                   FAMILY STEAK HOUSES OF FLORIDA, INC.

                        AUDIT COMMITTEE CHARTER
                   ADOPTED BY THE BOARD OF DIRECTORS
                            MAY 10, 2000

ROLE AND INDEPENDENCE

    The audit committee of the board of directors assists the board in fulfilling its responsibility for the safeguarding of assets and oversight to the quality and integrity of the accounting, auditing and reporting practices of the company and such other duties as directed by the board. The membership of the committee shall consist of at least three directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Each member shall be free of any relationship that, in the opinion of the board, would interfere with their individual exercise of independent judgment. The committee is expected to maintain free and open communication (including private executive sessions at least annually) with the independent accountants, and management of the company. In discharging this oversight role, the committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose.
This charter shall be reviewed and updated annually.

RESPONSIBILITIES

     The audit committee's primary responsibilities include:

     - Primary input into the recommendation to the board for the selection and retention of the independent accountant who audits the financial statements of the company. In so doing, the committee will discuss and consider the auditor's written affirmation that the auditor is in fact independent, will discuss the nature of the audit process, receive and review all reports and will provide to the independent accountant full access to the committee (and the board) to report on any and all appropriate matters.

     - Review of financial statements (including quarterly reports) with management and the independent auditor.

        It is anticipated that these discussions will include quality of earnings, discussions of significant items subject to estimate, consideration of the suitability of accounting principle, review of highly judgmental areas, audit adjustments whether or not recorded and such other inquiries as may be appropriate.

     - Discussion with management and the auditors of the quality and adequacy of the company's internal controls.

     - Discussion with management of the status of pending litigation, taxation matters and other areas of oversight to the legal and compliance area as may be appropriate.

     - Reporting on audit committee activities to the full board and issuance annually of a summary report
       (including appropriate oversight conclusions) suitable for submission to the shareholders in the company's annual proxy statement.

Proxy Card

                     FAMILY STEAK HOUSES OF FLORIDA, INC.
             2113 Florida Boulevard, Neptune Beach, Florida 32266
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Patrick A. Fekula, and Edward B. Alexander (the "Proxy Agents"), and each of them individually, the attorneys, agents, and proxies of the undersigned with full power of substitution, to vote all of the shares of stock of Family Steak Houses of Florida, Inc.(the "Company"), owned by the undersigned on April 23, 2004 at the 2004 Annual Meeting of Shareholders of the Company, to be held at 10:00 a.m. on June 17, 2004 and any adjournment thereof, with all powers that the undersigned would possess if personally present, pursuant to the following directions:

              (Continued and to be signed on the reverse side)

       --------------------------------------------------------------------
                        FOLD AND DETACH HERE

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN     Please mark here for
THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED.  IF     Address Change or [  ]
NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED        Comments SEE REVERSE
FOR PROPOSALS 1, 2 and 3.                              SIDE

1.     ELECTION OF DIRECTORS

       Nominees:
       01 Stephen Catanzaro,
       02 Glen F. Ceiley
       03 Jay Conzen, and
       04 William L. Means

       FOR all nominees listed               WITHHOLD AUTHORITY
       (except as marked to                  to vote for all
       the contrary)                         nominees listed

            [ _ ]                                [ _ ]

(To withhold authority to vote for any individual nominee, strike out that nominee's name.)

2. PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO CHANGE THE COMPANY'S NAME.

       [  ] FOR          [  ] AGAINST           [  ] ABSTAIN

3.     OTHER MATTERS

FOR Proxy Agents to vote in their discretion as to such other matters as may properly come before this meeting.

AGAINST for Proxy Agents to vote in their discretion as to such other matters as may properly come before the meeting.

[  ] FOR          [  ] AGAINST           [  ] ABSTAIN

              ----------------------------------------------
                THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                       FOR PROPOSALS 1, 2 AND 3.
              ----------------------------------------------

The undersigned hereby revokes any proxy heretofore given with respect to said Stock and acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated May 3, 2004.

---------------------------------------
Signature(s)

---------------------------------------
Title of Capacity

---------------------------------------

Dated -------------------------, 2004

IMPORTANT: Please date this proxy and sign exactly as your name or names appear(s) hereon. If the shares are held jointly, signatures should include both names. Personal representatives, executors, guardians, and others signing in a representative capacity should give full title. PLEASE RETURN PROMPTLY IN THE ACCOMPANYING ENVELOPE.

--------------------------------------------------------
             FOLD AND DETACH HERE

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